Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-1

The following is a Preliminary Term Sheet.  All terms and statements are subject to change.

PRELIMINARY TERM SHEET
Deutsche Alt-A Securities, Inc.

$[124,939,000] (Approximate)
Mortgage Loan Trust Series 2006-1

Deutsche Alt-A Securities, Inc. (Depositor) Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-1 (Issuing Entity)

July 13, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuer nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED: July 13, 2006

Deutsche Alt-A Securities, Inc.
Mortgage Loan Trust, Series 2006-1
$[124,939,000] (Approximate)

Subject to a variance

All Terms and Conditions are subject to change

Structure Overview
Class	Approximate Size ($)	Type	WAL (yrs) to Maturity(1)	Pass-Through Rate	Expected Ratings (2 out of 3)

Offered Certificates

I-A-2	[124,939,000]	Floater	[1.83]	LIBOR + [ ]%(2)	[Aaa/AAA]

Non-Offered Certificates

I-A-1	[38,607,000]	Fixed / NAS		6.00%
I-A-3	Notional	Inverse Floating Rate/ IO		5.65% - LIBOR(3)
I-A-4	[37,211,000]	Fixed/Companion Bond		6.00%
I-A-5	[162,150,000]	Fixed		6.00%
I-B-1, I-B-2, I-B-3, I-B-4, I-B-5, I-B-6	[TBD]	Fixed		6.00%
I-X(4)	Notional	Senior/Interest Only/Variable Rate		[TBD]
I-PO(5)	[TBD]	Senior/Principal Only		NA

TOTAL Offered Hereby	$[124,939,000]
(1) All WALs shown are to pricing speed

(2)  The Pass-Through Rate for the Class I-A-2 Certificates will be a per annum floating rate based One-Month LIBOR plus [ ]% at a maximum rate of 6.00% and a minimum of [ ]% The Class I-A-2 Certificates will also be entitled to receive certain cap payments as described under the Cap Contract section below.

(3)  The Class I-A-3 Certificates will be interest-only certificates and will bear interest on a notional balance which will be equal to the certificate principal balance of the Class I-A-2 Certificates.  The Pass-Through Rate for the Class I-A-2 Certificates will be a per annum rate equal to 5.65% minus the sum of One-Month LIBOR plus [ ]% subject to a maximum rate of 5.65% and a minimum rate of 0.00%.

(4)  The Class I-X Certificates will be interest only certificates and will bear interest on a notional balance for each Distribution Date equal to the stated principal balance of the Non-Discount Group I Mortgage Loans.   The Pass-Through Rate for the Class  I-X Certificates will be a per annum rate equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount Group I Mortgage Loans, weighted on the basis of the stated  principal balance thereof, over (b) 6.00% per annum.

(5) The initial Certificate Principal Balance of the Group I-PO Certificates will equal the sum of the related Discount Fraction of the stated principal balance of each Group I Discount Mortgage Loan, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.  For the purpose of this calculation, the Group I Discount Mortgage Loans are assumed to have a net mortgage rate less than [6.00]%

Transaction Overview

The Group I Certificates:

•

The Class I-A-1, Class I-A-2 (the “Offered Certificates”), Class I-A-3 (together with the Class I-A-2 , the “Group I LIBOR Certificates”), Class I-A-4, and Class I-A-5 (the “Group I Senior Certificates”).  Only Class I-A-2 will be offered hereby.  The Class I-A-1, Class I-A-3, Class I-A-4, and Class I-A-5 are not offered hereby.  The trust will also issue the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates (together, the “Group I Class B Certificates” or the “Group I Subordinate Certificates”).

Collateral:

•

The Group I Mortgage Loans will consist of 30 year fixed rate mortgage loans with an expected aggregate principal balance of $[386,071,485] as of the Cut-off Date subject to a 10% variance.  The Senior Certificates and Subordinate Certificates will be entitled to payments from amounts received or advanced in respect of the Group I Mortgage Loans included in the trust fund.

Prefunding Account

•

It is estimated that up to approximately [20]% of the Group I Mortgage Loans will be prefunded on the Closing Date, the prefunded amount will be deposited into a segregated account referred to as the prefunding account (the “Prefunding Account”).  The amount deposited in the Prefunding Account will be used solely to purchase certain of the Group I Mortgage Loans after the Closing Date for a period of one month after the Closing Date (the “Prefunding Period”).  If any amount is left in the Prefunding Account following the Prefunding Period the holders of the Senior Certificates then entitled to payments of principal will receive that amount as a principal payment on the Distribution Date immediately following the end of the Prefunding Period.

Pricing Speed:	• 100% PPC (100% PPC is 8% CPR growing to 24% CPR over 12 months and 24% CPR thereafter).

Depositor:	• Deutsche Alt-A Securities, Inc.

Master Servicer and Securities Administrator:	• Wells Fargo Bank, National Association

Servicers:

•

American Home Mortgage Servicing (“AHM”) with respect to approximately [27.42]% of the Mortgage Loans as of the Cut-off Date, and certain other Servicers, none of which is servicing 20% or more of the total principal balance of the Mortgage Loans as of the Cut-off Date.  See Exhibit A to the Free Writing Prospectus for a description of AHM as Servicer.

Originators:

•

American Home Mortgage Investment Corp. (“AHMI”) with respect to approximately 27.45% of the total principal balance of the Mortgage Loans as of the Cut-off Date, and certain other Originators, none of which originated 20% or more of the total principal balance of the Mortgage Loans as of the Cut-off Date.  See Exhibit A to the Free Writing Prospectus for a description of AHMI as an Originator, and for a description of AHMI’s underwriting standards.

Trustee:	• HSBC Bank USA, National Association

Cut-off Date:	• July 1, 2006

Settlement Date:	• On or about July 31, 2005

Interest Accrual Period:

•

With respect to each Distribution Date, the interest accrual period for the Certificates, other than the LIBOR Certificates, will be the calendar month preceding the month of that Distribution Date.  With respect to each Distribution Date, the interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month prior to the month in which that Distribution Date occurs and ending on the 24th day of the month in which that Distribution Date occurs.  Each interest accrual period will be deemed to consist of 30 days.  Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

Legal Structure:	• REMIC

Optional Call:	• 10% Cleanup Call

Distribution Dates:	• 25th of each month, or if the 25th is not a business day, then on the next business day, commencing in July 2006

Registration:	• The Offered Certificates will be made available in book-entry form through DTC.

Federal Tax Treatment:	• It is anticipated that the Senior Certificates and Subordinate Certificates will be treated as REMIC regular interests for federal income tax purposes.

ERISA Eligibility:

•

The Offered Certificates are expected to be ERISA eligible. Prospective investors should consult with legal counsel whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

Prefunding Account:

•

On the Closing Date, it is estimated that up to $[54,040,469] will be deposited into a segregated account referred to as the prefunding account (the “Prefunding Account”).  The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to three months following the Closing Date (the “Prefunding Period”).  If any amounts are left in the Prefunding Account following the Prefunding Period such amounts will be distributed on the following distribution date as a principal payment to the holders of the Senior Certificates as described in the Cashflow Description section.

Capitalized Interest Account:

•

On the Closing Date and if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the Capitalized Interest Account.  The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Offered Certificates related to the Mortgage Loans that may arise as a result of the utilization of the Prefunding Account for the purchase by the trust of Subsequent Mortgage Loans after the Closing Date.  Any amounts remaining in the Capitalized Interest Account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders.  Amounts on deposit in the Capitalized Interest Account will be invested in permitted investments.  The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Advances:

•

Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments.  The Servicers are required to advance delinquent payments of principal and interest on the related Mortgage Loans only to the extent such amounts are deemed recoverable.  If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

•

Each Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Mortgage Loans serviced by such Servicer generally up to the monthly Servicing Fee payable to such Servicer.  If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the master servicing compensation for such Distribution Date.

Group I Credit Enhancement:

•

Credit Enhancement for the Senior Certificates and the Subordinate Certificates will be provided by a senior/subordinate shifting interest structure.  Subordination is expected to be [ ]% +/- [ ]% with respect to the Senior Certificates.

Group I Cap Agreement:

•

The Class I-A-2 Certificates will have the benefit of an interest rate cap contract.  With respect to each Distribution Date beginning with the [August 2006] Distribution Date to and including the [May 2019] Distribution Date, the amount payable by the cap counterparty will equal the product of (i) the excess (if any) (x) the lesser of (A) One-Month LIBOR (as determined pursuant to the Cap Contract) and (B) [9.15]% over (y) [5.65]%, (ii) the lesser of (x) the Class I-A-2 Cap Contract Notional Balance for such Distribution Date, and (y) the Certificate Principal Balance of the Class I-A-2 Certificates immediately prior to that Distribution Date, and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360 (calculated on the basis of a 360-day year consisting of twelve 30-day months).

Group I Non-PO Formula Principal Amount:

•

The Group I Non-PO Formula Principal Amount for any Distribution Date will generally be equal to the sum of (a) the applicable Group I Non-PO Percentage of (i) all monthly payments of principal due on each Group I mortgage loan (other than a liquidated mortgage loan) on the related due date, (ii) the principal portion of the purchase price of each group 1 mortgage loan that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Group I Mortgage Loans that are not yet liquidated mortgage loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Group I Mortgage Loan that became a liquidated mortgage loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that mortgage loan, (v) all partial and full principal prepayments by borrowers on the Group I Mortgage Loans received during the related prepayment period, (vi) with respect to the Distribution Date immediately following the termination of the Prefunding Period, any remaining Prefunded Amount; and  (b)(i) any subsequent recoveries relating to Non-Discount Group I Mortgage Loans received during the calendar month preceding the month of the Distribution Date or (ii) with respect to any subsequent recoveries attributable to Discount Group I Mortgage Loans, the applicable Group I Non-PO Percentage of any subsequent recoveries received during the calendar month preceding the month of such Distribution Date.

Group I Discount Mortgage Loan:	• A Group I Discount Mortgage Loan is a mortgage loan with a net mortgage rate less than the Group I Required Coupon.

Group I Non-Discount Mortgage Loan:	• A Group I Non-Discount Mortgage Loan is a mortgage loan with a net mortgage rate equal to or greater than the Group I Required Coupon.

Group I Required Coupon:	• The Group I Required Coupon is 6.00% per annum.

Group I Non-PO Percentage:

•

The applicable Group I Non-PO Percentage with respect to the Discount Mortgage Loans will be equal to the net mortgage rate of such Group I Discount Mortgage Loan divided by the Group I Required Coupon.  The applicable Group I Non-PO Percentage with respect to any Non-Discount Mortgage Loan will be 100%.

Group I PO Percentage:

•

The applicable Group I PO Percentage with respect to any Group I Discount Mortgage Loan will be equal to (i) the excess of the Group I Required Coupon over the net mortgage rate of such Group I Discount Mortgage Loan divided by (ii) the Group I Required Coupon.  The applicable Group I PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.

Group I Senior Principal Distribution Amount:

•

The Group I Senior Principal Distribution Amount for any Distribution Date will generally be equal to the sum of (i) the Senior Percentage of the applicable Group I Non-PO Percentage of all amounts described in clauses (i) through (iii) of the definition of Group I Non-PO Formula Principal Amount and that Distribution Date, (ii) for each mortgage loan that became a liquidated mortgage loan during the calendar month preceding the month of the Distribution Date, the lesser of (a) the Senior Percentage of the applicable Group I Non-PO Percentage of the stated principal balance of such mortgage loan as of the due date in the month preceding the month of that Distribution Date and (b) the Senior Prepayment Percentage of the applicable Group I Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on such mortgage loan, and (iii) the Senior Prepayment Percentage of the applicable Group I Non-PO Percentage of amounts described in clauses (v) and (b)(i) and (b)(ii) of the definition of Group I Non-PO Formula Principal Amount for that Distribution Date.

Group I Shifting Interest:

•

The Group I Senior Certificates will be entitled to receive 100% of the prepayments on the Group I Mortgage Loans on any Distribution Date during the first five years following the Closing Date (the “Group I Senior Prepayment Percentage”).  Thereafter, the Group I Senior Prepayment Percentage will be reduced to the related Group I Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the related Group I Subordinate Percentage over the next five years provided that (i) the principal balance of the Group I Mortgage Loans 60 days or more delinquent, averaged over the preceding 6 month period, as a percentage of aggregate certificate principal balance of the  Group I Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses incurred on the Group I Mortgage Loans do not exceed 30%, 35%, 40%, 45% or 50% for each test date.

Group I Senior Percentage:

•

The Group I Senior Percentage for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate class certificate balance of the Group I Senior Certificates (other than the notional amount certificates and the Group I Class PO Certificates) immediately before that Distribution Date and the denominator of which is the aggregate class certificate balances of the Certificates (other than the Group I Class PO Certificates) immediately prior to that Distribution Date.

Group I Subordinated Percentage:	• The Group I Subordinated Percentage for any Distribution Date will be the difference between 100% and the Group I Senior Percentage for such Distribution Date.

Group I Cashflow Description:

Distributions on the Group I Senior Certificates and the Group I Subordinate Certificates will be made on the each Distribution Date.  The payments to the Group I Senior Certificates, to the extent of the available funds from the Group I Mortgage Loans, will be made in the following amounts and according to the following priority:

1.

Payments of interest, pro rata, to the Group I Senior Certificates then entitled to receive interest payments.

2.

Payments of interest, sequentially, to the Group I Subordinate Certificates then entitled to receive interest payments.

3.

Payments of principal to the Group I-PO Certificates, the related Group I PO Percentage of principal received on the related Group I Discount Mortgage Loans, until its class certificate balance is reduced to zero.

4.

Payments of principal to the Class I-A-1 Certificates, upto the Class I-A-1 Priority Amount, until its class certificate principal balance is reduced to zero.

5.

Payments of principal to the Class I-A-2 and Class I-A-4 Certificates up to an amount equal to $1,000 per each Distribution Date in the following order:

i.

to the Class I-A-2 Certificates until its class certificate principal balance is reduced to its Planned Amortization Balance,

ii.

to the Class I-A-4 Certificates until its class certificate principal balance is reduced to zero,

iii.

to the Class I-A-2 Certificates without regard to its Planned Amortization Balance, until its class certificate principal balance is reduced to zero.

6.

Payments of principal to the Class I-A-5 Certificates up to an amount equal to $1,622,000 per each Distribution Date, until its class certificate principal balance is reduced to zero.

7.

Payments of principal to the Class I-A-2 Certificates until reduced to its Planned Amortization Balance.

8.

Payments of principal to the Class I-A-4 Certificates until its class certificate principal balance is reduced to zero.

9.

Payments of principal to the Class I-A-2 Certificates, without regard to its Planned Amortization Balance, until its class certificate principal balance is reduced to zero.

10.

Payments of principal to the Class I-A-5 Certificates until its class certificate principal balance is reduced to zero.

11.

Payments of principal to the Class I-A-1, without regard to its Class I-A-1 Priority Amount, until its class certificate principal balance is reduced to zero.

12.

Payment of principal sequentially to Group I Subordinate Certificates until the class certificate principal balance of each subordinate class is reduced to zero.

Class I-A-1 Priority Amount:

•

The Class I-A-1 Priority Amount will equal the product of (i) the Group I Non-PO Formula Principal Amount for the Group I Mortgage Loans, (ii) the Class I-A-1 Priority Percentage and (iii) the Group I Shift Percentage.

•

The “Class I-A-1 Priority Percentage” is the percentage equivalent of a fraction, the numerator of which is sum of the Certificate Principal Balance of the Class I-A-1 Certificates and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans (exclusive of the discount fraction of the scheduled principal balance of each discount loan).

Group I Shift Percentage:

•

The Shift Percentage is equal to 0% for the first 5 years following the Closing Date, 30% in the sixth year following the Closing Date, 40% in the seventh year following the Closing Date, 60% in the eighth year following the Closing Date, 80% in the ninth year following the Closing Date, and 100% in any year thereafter

Group I Allocation of Losses:

•

Realized Losses on the Group I Mortgage Loans will be allocated to the most junior class of certificates outstanding beginning with the Class I-B-6 Certificates, until the certificate principal balance of the Group I Subordinate Certificates has been reduced to zero.  Thereafter, Realized Losses on the Group I Mortgage Loans will be allocated pro rata to the Group I Senior Certificates.

•

Excess losses on the Group I Mortgage Loans (bankruptcy, special hazard and fraud losses in excess of the amounts established by the rating agencies) will be allocated, pro rata, to the Certificates.

Preliminary Class I-A-2 Planned Amortization Schedule*

Period	Distribution Date	Class I-A-2 Planned Amortization Balance ($)	Period	Distribution Date	Class I-A-2 Planned Amortization Balance ($)	Period	Distribution Date	Class I-A-2 Planned Amortization Balance ($)
1	8/25/06	124,341,775	60	7/25/11	26,735,807	119	7/25/11	17,004,520
2	9/25/06	123,484,257	61	8/25/11	26,239,518	120	8/25/11	16,383,504
3	10/25/06	122,369,350	62	9/25/11	25,770,888	121	9/25/11	15,771,076
4	11/25/06	121,000,588	63	10/25/11	25,329,582	122	10/25/11	15,167,122
5	12/25/06	119,381,956	64	11/25/11	24,915,268	123	11/25/11	14,571,530
6	1/25/07	117,517,976	65	12/25/11	24,527,618	124	12/25/11	13,984,186
7	2/25/07	115,413,693	66	1/25/12	24,166,309	125	1/25/12	13,404,981
8	3/25/07	113,082,708	67	2/25/12	23,831,020	126	2/25/12	12,833,805
9	4/25/07	110,532,047	68	3/25/12	23,521,436	127	3/25/12	12,270,552
10	5/25/07	107,801,196	69	4/25/12	23,237,244	128	4/25/12	11,715,115
11	6/25/07	105,122,460	70	5/25/12	22,978,135	129	5/25/12	11,167,388
12	7/25/07	102,495,462	71	6/25/12	22,743,804	130	6/25/12	10,627,270
13	8/25/07	99,919,588	72	7/25/12	22,534,821	131	7/25/12	10,094,658
14	9/25/07	97,394,233	73	8/25/12	22,429,822	132	8/25/12	9,569,451
15	10/25/07	94,918,800	74	9/25/12	22,350,405	133	9/25/12	9,051,550
16	11/25/07	92,492,698	75	10/25/12	22,296,222	134	10/25/12	8,540,857
17	12/25/07	90,115,342	76	11/25/12	22,266,930	135	11/25/12	8,037,275
18	1/25/08	87,786,156	77	12/25/12	22,262,189	136	12/25/12	7,540,709
19	2/25/08	85,504,569	78	1/25/13	22,261,189	137	1/25/13	7,051,064
20	3/25/08	83,270,018	79	2/25/13	22,260,189	138	2/25/13	6,568,249
21	4/25/08	81,081,945	80	3/25/13	22,259,189	139	3/25/13	6,092,170
22	5/25/08	78,939,801	81	4/25/13	22,258,189	140	4/25/13	5,622,738
23	6/25/08	76,843,042	82	5/25/13	22,257,189	141	5/25/13	5,159,862
24	7/25/08	74,791,130	83	6/25/13	22,256,189	142	6/25/13	4,703,456
25	8/25/08	72,783,534	84	7/25/13	22,255,189	143	7/25/13	4,253,432
26	9/25/08	70,819,730	85	8/25/13	22,254,189	144	8/25/13	3,809,704
27	10/25/08	68,899,199	86	9/25/13	22,253,189	145	9/25/13	3,372,188
28	11/25/08	67,021,429	87	10/25/13	22,252,189	146	10/25/13	2,940,799
29	12/25/08	65,185,912	88	11/25/13	22,251,189	147	11/25/13	2,515,456
30	1/25/09	63,392,150	89	12/25/13	22,250,189	148	12/25/13	2,096,077
31	2/25/09	61,639,646	90	1/25/14	22,249,189	149	1/25/14	1,682,581
32	3/25/09	59,927,914	91	2/25/14	22,248,189	150	2/25/14	1,274,890
33	4/25/09	58,256,469	92	3/25/14	22,247,189	151	3/25/14	872,926
34	5/25/09	56,624,834	93	4/25/14	22,246,189	152	4/25/14	476,610
35	6/25/09	55,032,539	94	5/25/14	22,245,189	153	5/25/14	85,867
36	7/25/09	53,479,117	95	6/25/14	22,244,189
37	8/25/09	51,964,108	96	7/25/14	22,243,189
38	9/25/09	50,487,057	97	8/25/14	22,242,189
39	10/25/09	49,047,513	98	9/25/14	22,241,189
40	11/25/09	47,645,034	99	10/25/14	22,240,189
41	12/25/09	46,279,179	100	11/25/14	22,239,189
42	1/25/10	44,949,515	101	12/25/14	22,238,189
43	2/25/10	43,655,614	102	1/25/15	22,237,189
44	3/25/10	42,397,051	103	2/25/15	22,236,189
45	4/25/10	41,173,408	104	3/25/15	22,235,189
46	5/25/10	39,984,272	105	4/25/15	22,234,189
47	6/25/10	38,829,233	106	5/25/15	22,233,189
48	7/25/10	37,707,887	107	6/25/15	22,232,189
49	8/25/10	36,619,836	108	7/25/15	22,231,189
50	9/25/10	35,564,685	109	8/25/15	22,230,189
51	10/25/10	34,542,043	110	9/25/15	22,229,189
52	11/25/10	33,551,527	111	10/25/15	21,996,544
53	12/25/10	32,592,755	112	11/25/15	21,348,440
54	1/25/11	31,665,352	113	12/25/15	20,709,008
55	2/25/11	30,768,945	114	1/25/16	20,078,133
56	3/25/11	29,903,167	115	2/25/16	19,455,704
57	4/25/11	29,066,792	116	3/25/16	18,841,609
58	5/25/11	28,260,343	117	4/25/16	18,235,738
59	6/25/11	27,483,465	118	5/25/16	17,634,243

* The schedule is preliminary and subject to change

Preliminary Cap Schedule*

Period	Distribution Date	Class I-A-2 Cap Contract Notional Balance ($)	Period	Distribution Date	Class I-A-2 Cap Contract Notional Balance ($)	Period	Distribution Date	Class I-A-2 Cap Contract Notional Balance ($)
1	8/25/2006	124,939,000	60	8/25/2011	26,735,807	119	7/25/2016	17,004,520
2	9/25/2006	124,341,775	61	9/25/2011	26,239,518	120	8/25/2016	16,383,504
3	10/25/2006	123,484,257	62	10/25/2011	25,770,888	121	9/25/2016	15,771,076
4	11/25/2006	122,369,350	63	11/25/2011	25,329,582	122	10/25/2016	15,167,122
5	12/25/2006	121,000,588	64	12/25/2011	24,915,268	123	11/25/2016	14,571,530
6	1/25/2007	119,381,956	65	1/25/2012	24,527,618	124	12/25/2016	13,984,186
7	2/25/2007	117,517,976	66	2/25/2012	24,166,309	125	1/25/2017	13,404,981
8	3/25/2007	115,413,693	67	3/25/2012	23,831,020	126	2/25/2017	12,833,805
9	4/25/2007	113,082,708	68	4/25/2012	23,521,436	127	3/25/2017	12,270,552
10	5/25/2007	110,532,047	69	5/25/2012	23,237,244	128	4/25/2017	11,715,115
11	6/25/2007	107,801,196	70	6/25/2012	22,978,135	129	5/25/2017	11,167,388
12	7/25/2007	105,122,460	71	7/25/2012	22,743,804	130	6/25/2017	10,627,270
13	8/25/2007	102,495,462	72	8/25/2012	22,534,821	131	7/25/2017	10,094,658
14	9/25/2007	99,919,588	73	9/25/2012	22,429,822	132	8/25/2017	9,569,451
15	10/25/2007	97,394,233	74	10/25/2012	22,350,405	133	9/25/2017	9,051,550
16	11/25/2007	94,918,800	75	11/25/2012	22,296,222	134	10/25/2017	8,540,857
17	12/25/2007	92,492,698	76	12/25/2012	22,266,930	135	11/25/2017	8,037,275
18	1/25/2008	90,115,342	77	1/25/2013	22,262,189	136	12/25/2017	7,540,709
19	2/25/2008	87,786,156	78	2/25/2013	22,261,189	137	1/25/2018	7,051,064
20	3/25/2008	85,504,569	79	3/25/2013	22,260,189	138	2/25/2018	6,568,249
21	4/25/2008	83,270,018	80	4/25/2013	22,259,189	139	3/25/2018	6,092,170
22	5/25/2008	81,081,945	81	5/25/2013	22,258,189	140	4/25/2018	5,622,738
23	6/25/2008	78,939,801	82	6/25/2013	22,257,189	141	5/25/2018	5,159,862
24	7/25/2008	76,843,042	83	7/25/2013	22,256,189	142	6/25/2018	4,703,456
25	8/25/2008	74,791,130	84	8/25/2013	22,255,189	143	7/25/2018	4,253,432
26	9/25/2008	72,783,534	85	9/25/2013	22,254,189	144	8/25/2018	3,809,704
27	10/25/2008	70,819,730	86	10/25/2013	22,253,189	145	9/25/2018	3,372,188
28	11/25/2008	68,899,199	87	11/25/2013	22,252,189	146	10/25/2018	2,940,799
29	12/25/2008	67,021,429	88	12/25/2013	22,251,189	147	11/25/2018	2,515,456
30	1/25/2009	65,185,912	89	1/25/2014	22,250,189	148	12/25/2018	2,096,077
31	2/25/2009	63,392,150	90	2/25/2014	22,249,189	149	1/25/2019	1,682,581
32	3/25/2009	61,639,646	91	3/25/2014	22,248,189	150	2/25/2019	1,274,890
33	4/25/2009	59,927,914	92	4/25/2014	22,247,189	151	3/25/2019	872,926
34	5/25/2009	58,256,469	93	5/25/2014	22,246,189	152	4/25/2019	476,610
35	6/25/2009	56,624,834	94	6/25/2014	22,245,189	153	5/25/2019	85,867
36	7/25/2009	55,032,539	95	7/25/2014	22,244,189	154	6/25/2019	0
37	8/25/2009	53,479,117	96	8/25/2014	22,243,189
38	9/25/2009	51,964,108	97	9/25/2014	22,242,189
39	10/25/2009	50,487,057	98	10/25/2014	22,241,189
40	11/25/2009	49,047,513	99	11/25/2014	22,240,189
41	12/25/2009	47,645,034	100	12/25/2014	22,239,189
42	1/25/2010	46,279,179	101	1/25/2015	22,238,189
43	2/25/2010	44,949,515	102	2/25/2015	22,237,189
44	3/25/2010	43,655,614	103	3/25/2015	22,236,189
45	4/25/2010	42,397,051	104	4/25/2015	22,235,189
46	5/25/2010	41,173,408	105	5/25/2015	22,234,189
47	6/25/2010	39,984,272	106	6/25/2015	22,233,189
48	7/25/2010	38,829,233	107	7/25/2015	22,232,189
49	8/25/2010	37,707,887	108	8/25/2015	22,231,189
50	9/25/2010	36,619,836	109	9/25/2015	22,230,189
51	10/25/2010	35,564,685	110	10/25/2015	22,229,189
52	11/25/2010	34,542,043	111	11/25/2015	21,996,544
53	12/25/2010	33,551,527	112	12/25/2015	21,348,440
54	1/25/2011	32,592,755	113	1/25/2016	20,709,008
55	2/25/2011	31,665,352	114	2/25/2016	20,078,133
56	3/25/2011	30,768,945	115	3/25/2016	19,455,704
57	4/25/2011	29,903,167	116	4/25/2016	18,841,609
58	5/25/2011	29,066,792	117	5/25/2016	18,235,738
59	6/25/2011	28,260,343	118	6/25/2016	17,634,243

* The schedule is preliminary and subject to change

DESCRIPTION OF THE COLLATERAL

SUMMARY OF THE GROUP I MORTGAGE LOANS*

Aggregate Principle Balance	386,071,485

Average Principal Balance	200,557

Weighted Average Gross Coupon	6.837
Weighted Average Remaining Term	357

Single Family Detached / PUD	85.66%

State Concentration
California	27%
Florida	11%
Arizona	6%

Weighted Average Original LTV	75.51
Weighted Average FICO	715

Interest Only Loans	45.78%
Prepayment Penalties	0%

Percent Conforming Balance	86.19%

Full/Stated Docs	77.53%
Non Owner Occupied	27.47%

Originators [+/-]
American Home Mortgage	31.21%
National City	14.44%
Chase	11.71%
Others	42.64%

*  Expected as of the Cut-off Date.

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